EXHIBIT 10

SUMMARY DESCRIPTION OF CORUS BANKSHARES COMPENSATION FOR DIRECTORS

Corus Bankshares Director Compensation
Last Approved: August 29, 2006

	Full Board		Audit Committee		Compensation Committee		Nominating Committee

Fees	Member	Chairman	Member	Chairman	Member	Chairman	Member	Chairman

Chairman Retainer Fee		$0		$20,000		$8,000		$0
(per annum)
‘Regular’ Board Meetings	$8,500
(per meeting)
Normal Committee Meetings			$6,000		$4,000		$3,000
(per meeting)
‘Special’ Board/Committee Meetings	$1,500		$1,500		$1,500		$1,500
In-Person
(per hour)
‘Special’ Board/Committee Meetings	$1,500		$1,500		$1,500		$1,500
Telephonic
(per hour)